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                                                                   EXHIBIT 10.53

                              AMENDMENT TO LEASE


          AMENDMENT TO LEASE dated as of November 4, 1997 (this "Amendment") between FBTC LEASING CORP., a New York corporation (the "Lessor") and LIVING CENTERS HOLDING COMPANY, a Delaware corporation (the "Lessee").


                                  Background

          A. The Lessor and the Lessee are parties to that certain Lease (as amended, supplemented or otherwise modified from time to time, the "Lease") dated as of October 10, 1996.

          B. The Lessor and the Lessee have agreed to amend the Lease to modify certain terms and conditions all as hereinafter set forth.

          NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by each of the parties hereto, the Lessor and the Lessee hereby agree for themselves, their successors and assigns as follows:

          1.  Amendments.

          (a) Section 1.1 to the Lease is hereby deleted and the following inserted in its place:

          "1.1 Defined Terms. Capitalized terms used but not otherwise defined in this Agreement shall have the meanings set forth in Annex A to the Amended and Restated Participation Agreement dated as of November 4, 1997 among Lessor, Lessee, Agent and the Lenders (as such parties are defined in such Annex A)."

          (b) Section 17.1(d) to the Lease is hereby deleted and the following inserted in its place:

          "(d) (i) subject to the limitations contained in Section 17.7 as to the Lessee only, Lessee or any Guarantor shall fail to observe or perform any term, covenant or condition of Lessee or such Guarantor, respectively, under this Lease, the Participation Agreement, the Guarantee, the Completion Guarantee or any other Operative Agreement to which it is a party (other than those set forth in Section 17.1(a), (b) or (c) hereof) and such default shall remain unremedied for a period ending after the earlier of 30 days from the occurrence of such default and the Maturity Date, provided that such period shall be extended (up to a maximum period of 180 days but in no event beyond the Maturity Date) as to defaults which cannot be cured with the payment of money but are curable though not reasonably capable of cure within such period, provided that Lessee has commenced to
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     cure such default prior to the end of such period and prosecutes such cure to completion or (ii) any representation or warranty by Lessee or any Guarantor or Completion Guarantor, respectively, set forth in this Lease, the Guarantee, the Completion Guaranty or in any other Operative Agreement or in any document entered into in connection herewith or therewith or in any document, certificate or financial or other statement delivered in connection herewith or therewith shall be false or inaccurate in any material way; or"

          (c)  Section 17.2 to the Lease is hereby amended by deleting paragraph
(a) and replacing it with the following in its place:

                    "(a) the aggregate Termination Value of all of the Properties, plus"

          2. Lease Supplements. This Amendment shall operate as an amendment to the Lease as supplemented by each Lease Supplement executed on or prior to the date hereof.

          3. Counterparts. This Amendment may be executed in separate counterparts and such counterparts, taken together, shall be deemed to constitute one and the same instrument.
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          IN WITNESS WHEREOF, this Amendment has been duly executed by the
Lessor and the Lessee on the date first above written.


                              FBTC LEASING CORP.


                              By:_____________________________
                                    Name:
                                    Title:


                              LIVING CENTERS HOLDING COMPANY


                              By:____________________________
                                    Name:
                                    Title: